UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


      Date of Report (Date of earliest event reported): September 30, 1999




                     PENN ENGINEERING & MANUFACTURING CORP.
                  --------------------------------------------
             (Exact name of registrant as specified in its charter)




          Delaware                   1-5356                23-0951065
----------------------------      ------------         --------------------
(State or other jurisdiction      (Commission            (IRS Employer
    of incorporation)             File Number)         Identification No.)


                 P.O. Box 1000, Danboro, Pennsylvania           18916
               ----------------------------------------       ----------
               (Address of principal executive offices)       (Zip Code)



Registrant's telephone number, including area code:  (215) 766-8853



                                       N/A
                ------------------------------------------------
          (Former name or former address, if changed since last report)




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Item 2. Acquisition or Disposition of Assets.

     On September 30, 1999, the Company acquired all of the issued and outstanding capital stock of R.C. Dudek & Company, Inc., a California corporation, in consideration for the payment of $34,000,000 in cash. The stock was acquired from Victor E. Carlson, Sara E. Carlson, John S. Perell, Elizabeth
C. Perell, Martha Gail Anderson and Harriet Dudek, now known as Harriet Serven, Trustee Under the Will of Richard C. Dudek, Deceased.

     Also on September 30, 1999, the Company acquired certain real property, including offices and warehouse facilities, located on approximately 2.15 acres of land at 800 Del Norte Boulevard, Oxnard, California, for a purchase price $2,200,000 in cash. The real property was acquired from Victor E. Carlson, Sara
E. Carlson, John S. Perell, Elizabeth C. Perell and Harriet Dudek, now known as Harriet Serven, Trustee Under the Will of Richard C. Dudek, Deceased.

     The business and the real property acquired were used by the persons from whom acquired in conducting a distribution business, including the distribution of fasteners and other products manufactured by the Company. The Company intends to continue such use and to expand the number and type of products distributed.

     Financing for the acquisitions referenced above was provided by First Union National Bank (the "Bank"), pursuant to a loan agreement dated September 28, 1999 (the "Loan Agreement"). Under the Loan Agreement, the Bank agreed to provide the Company with a working capital line of credit of up to $10 million and an acquisition line of credit of up to $30 million. The Loan Agreement also provides that the Bank has agreed to make a term loan to the Company in the amount of the outstanding balance of the acquisition line of credit on September 27, 2000.

Item 7. Financial Statements and Exhibits.

     (a) Financial Statements.

     The historical financial statements of the acquired business required by Rule 3-05 of Regulation S-X are not yet available. Pursuant to Item 7(a)(4) of Form 8-K, such historical financial information will be filed as soon as practicable, but in no event later than December 14, 1999.

     (b) Pro forma financial information.

     The pro forma financial information required by Article 11 of Regulation S-X is not yet available. Pursuant to Item 7(b)(2) of Form 8-K, such pro forma financial information will be filed as soon as practicable, but in no event later than December 14, 1999.



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     (c) Exhibits:

         Exhibit No.                 Exhibit Description
         -----------                 -------------------
           2.1 Stock Purchase Agreement among Penn Engineering & Manufacturing Corp. and Harriet Dudek, now known as Harriet Serven, Trustee of Trust B under Will of Richard C. Dudek, Deceased, Victor E. Carlson, Sara E. Carlson, John S. Perell, Elizabeth C. Perell and Martha Gail Anderson dated September 16, 1999. (Schedules omitted; the Company agrees to furnish supplementally a copy of any omitted schedule to the Commission upon request.)

           2.2 Agreement of Sale for 800 Del Norte Boulevard, Oxnard, California, dated as of September 30, 1999 between Victor E. Carlson, Sara E. Carlson, John S. Perell, Elizabeth
                             C. Perell, Harriet Dudek, now known as
                             Harriet Serven, Trustee Under Will of
                             Richard C. Dudek, Deceased, as Seller, and
                             Penn Engineering & Manufacturing Corp., as
                             Buyer. (Schedules omitted; the Company
                             agrees to furnish supplementally a copy of any omitted schedule to the Commission upon request.)

           10.4 Loan Agreement dated as of September 28, 1999 between Penn Engineering & Manufacturing Corp. and First Union National Bank.


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                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                              PENN ENGINEERING &
                                              MANUFACTURING CORP.


Date:  October 15, 1999                       By:/s/ Mark W. Simon
                                                 -------------------------------
                                                   Mark W. Simon, Vice President
                                                   and Chief Financial Officer




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                                  EXHIBIT INDEX

Exhibit No.         Exhibit Description
-----------         -------------------
    2.1 Stock Purchase Agreement among Penn Engineering & Manufac-turing Corp. and Harriet Dudek, now known as Harriet Serven, Trustee of Trust B under Will of Richard C. Dudek, Deceased, Victor E. Carlson, Sara E. Carlson, John S. Perell, Elizabeth C. Perell and Martha Gail Anderson dated September 16, 1999.

    2.2 Agreement of Sale for 800 Del Norte Boulevard, Oxnard, Califor nia, dated as of September 30, 1999 between Victor E. Carlson,
            Sara E. Carlson, John S. Perell, Elizabeth C. Perell, Harriet Dudek, now known as Harriet Serven, Trustee Under Will of Richard C.
            Dudek, Deceased, as Seller, and Penn Engineering & Manufactur-ing Corp., as Buyer

    10.4 Loan Agreement dated as of September 28, 1999 between Penn Engineering & Manufacturing Corp. and First Union National Bank.




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